As filed with the Securities and Exchange Commission on October 28, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARRIVE AI INC.

(Exact name of registrant as specified in its charter)

Nevada	85-0935006
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 Fall View Drive Fishers, Indiana 46037 (463) 270-0092	Daniel S. O’Toole 9100 Fall View Drive Fishers, Indiana 46037 (463) 270-0092
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Campitiello

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. THE SELLING STOCKHOLDER MAY NOT SELL These securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities AND IS NOT soliciting AN OFFER to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2026

PRELIMINARY PROSPECTUS

ARRIVE AI INC.

1,665,382 shares of Common Stock, including 1,280,767 shares of Common Stock underlying a Common Stock Purchase Warrant

This prospectus relates to the offer and resale, from time to time, by the selling stockholder identified herein (the “Selling Stockholder”) of up to 1,665,382 shares of common stock, par value $0.0002 per share (the “Common Stock”), of Arrive AI Inc. (the “Company,” “we,” “us” or “our”), consisting of (i) 384,615 shares of Common Stock (the “Shares”) and (ii) up to 1,280,767 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of a common stock purchase warrant (the “Common Warrant”), which represents the maximum number of shares of Common Stock issuable upon exercise of the Common Warrant on a cashless basis. The Shares and the Common Warrant were issued to the Selling Stockholder in a private placement (the “Private Placement”) pursuant to that certain securities purchase agreement, dated October 5, 2026, between the Company and the Selling Stockholder (the “Purchase Agreement”). The Common Warrant is immediately exercisable at an exercise price of $0.70 per share and expires on October 5, 2031.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, if the Common Warrant is exercised in full for cash, we will receive gross proceeds of approximately $269,231. The Common Warrant may also be exercised on a cashless basis, in which case we would not receive any cash proceeds. We cannot predict when, in what amounts or if the Common Warrant will be exercised for cash, and it is possible that the Common Warrant may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 8. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares of Common Stock with the Securities and Exchange Commission (the “SEC”).

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ARAI.” On October 26, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.11 per share.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 4 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is October 28, 2026.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to 1,665,382 shares of Common Stock, consisting of 384,615 Shares and up to 1,280,767 Warrant Shares. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholder, although we may receive cash from the exercise of the Common Warrant.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholder is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Arrive AI” refer to Arrive AI Inc., a Nevada corporation. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholder:	Up to 1,665,382 shares of Common Stock, consisting of (i) 384,615 Shares and (ii) up to 1,280,767 Warrant Shares issuable upon exercise of the Common Warrant.

Shares of Common Stock outstanding prior to this offering (1):	55,168,249 shares of Common Stock

Shares of Common Stock outstanding following to this offering (2):	55,552,864 shares of Common Stock

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive gross proceeds of approximately $269,231 if the Common Warrant is exercised in full for cash. We will not receive any proceeds upon a cashless exercise of the Common Warrant. See “Use of Proceeds” on page 6 of this prospectus.

Risk factors:	You should read the “Risk Factors” section on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Trading symbol:	Our Common Stock is listed on Nasdaq under the symbol “ARAI.” There is no established trading market for the Common Warrant and we do not expect a trading market to develop.

(1) The 55,168,249 shares of our Common Stock outstanding as of October 5, 2026 exclude the following:

●	4,756,529 shares of our Common Stock issuable upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units;]

●	82,237 shares of our Common Stock issuable upon exercise of outstanding warrants (other than the Common Warrant) having a weighted average exercise price of $3.04; and

●	up to 1,280,767 Warrant Shares issuable upon exercise of the Common Warrant (assuming exercise in full on a cashless basis).

(2) Assumes the issuance of all 1,280,767 Warrant Shares upon the exercise in full of the Common Warrant on a cashless basis, without regard to any beneficial ownership limitations on exercise.

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ABOUT ARRIVE AI INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 11 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 10.

Except where the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” or “Arrive AI” refer to Arrive AI Inc.

BUSINESS

Company Overview

Arrive AI pioneered the smart mailbox for drone deliveries, evolving into a leader in the Autonomous Last Mile (“ALM”). Today, we are transforming last-mile logistics by enabling secure, seamless exchanges between drones, robots, and people. Our mission is to connect these systems through a universal ALM network of Arrive Points™-smart lockers and mini-cross-docks-powered by an AI-driven ALM platform. This network unlocks exceptional efficiency, accelerating adoption in medical, retail, e-commerce, and beyond, making Arrive AI the intelligent choice for the final inch of automated delivery.

Our patented Arrive Points™ deliver a smart, secure, and seamless solution for automated last-mile delivery. These innovative docks streamline exchanges by eliminating manual intervention and technical barriers, ensuring efficient data validation and synchronization. With robust security, precise tracking, and support for diverse goods-including temperature-controlled options for food and medicine-Arrive Points enhance chain of custody and product integrity. By bridging physical and digital interfaces, they are paving the way for scalable, fully autonomous delivery networks.

We expect to have three primary revenue streams:

1. The Company is currently generating revenue through subscription services for Arrive Points, along with installation, support, and infrastructure agreements with customers. We intend to provide our ALM access points to both businesses and consumers through monthly and annual subscription fees. This turnkey service includes hardware, software, support, maintenance, installation/uninstallation, and financing for long-term deployed assets. Our third-generation Arrive Points (“AP3” units), began revenue operation in 2025

2. Data monetization via models and insights generated by machine learning and artificial intelligence (“ML” and “AI”). Machine learning facilitates our systems’ ability to learn and improve from experience using data patterns, while artificial intelligence encompasses broader capabilities and models to simulate human intelligence and decision-making. We plan to use both technologies distinctly:

a. Machine learning: Primarily expected to be deployed in our fourth and fifth-generation Arrive Points (“AP4” and “AP5” units) for local IoT (Internet of Things) data processing, edge computing (inferencing) for environment and transactional models, and interactions models for drones and robots.

b. Artificial intelligence: Used more broadly to analyze and derive insights from our network’s transactional and environmental data through complex AI models, but we will also leverage foundational AI models like ChatGPT or LLaMa for device-based human interactions.

3. Arrive Point Exchange. Our network of Arrive Points, the supporting software and AI plus ML, collectively create a platform that is intended to provide valuable services and insights to all stakeholders in the ALM ecosystem. For example, our automated delivery marketplace (“ADM”) will use a Google-AdSense-like market to help prioritize and optimize high-demand access schedules and space availability for our access point network. This platform will provide a broad array of critical functions for the ALM ecosystem including arrival/departure scheduling, space optimization, smart delivery notifications, micro weather conditions, local restrictions, transactional status updates, and automation issues/obstacles. These advanced capabilities will be introduced in our AP5 development and pilot program currently in development.

We differentiate ourselves through a comprehensive, integrated solution:

● Universal Compatibility: Our multi-generational Arrive Points (AP3, AP4, AP5) are being developed for universal support of all drone and robotic delivery systems, overcoming a major hurdle for widespread ALM adoption.

● End-to-End Solution: We will combine advanced hardware with a powerful software platform and AI/ML capabilities, offering a complete ecosystem for automated exchange.

● Early Market Penetration: We have already secured pilot programs with significant customers, including a regional hospital and a specialty pharmaceutical delivery company, demonstrating early validation and learning opportunities for sustainable economics.

Recent Developments

Effective October 27, 2026, the Company completed its conversion from a Delaware corporation to a Nevada corporation.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission, as updated or supplemented by subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0002 per share, of which 68,773,551 are issued and outstanding as of October 26, 2026, after giving effect to the Reverse Stock Split retrospectively for all periods presented.

Common Stock

The Company’s common stock is quoted on Nasdaq under the symbol “ARAI”. As of October 26, 2026, there were approximately 3,477 stockholders of record of our common stock.

Preferred Stock

Our current certificate of incorporation does not authorize the issuance of preferred stock, and we have no preferred stock outstanding as of the date of this prospectus.

Nevada Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s “acquisition of controlling interest statutes” (NRS 78.378 through 78.3793, inclusive). A corporation is subject to these “control share” laws if it has 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding the date of determination) and do business in the State of Nevada directly or through an affiliated corporation. These control share laws may have the effect of discouraging corporate takeovers. As of October 28, 2026, we believe we have less than 100 stockholders of record who are residents of Nevada, and that these control share laws currently do not apply to us.

The control share laws focus on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares of an issuing corporation that would be sufficient, but for the operation of the control share laws, to enable the acquiring person to exercise the following proportions of all of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share laws is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved by a majority of the voting power of the corporation at a special or an annual meeting of stockholders. The control share laws do not expressly provide a mechanism for stockholders to take away such voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share laws.

If control shares are accorded full voting rights and the acquiring person’s acquired control shares are entitled to exercise a majority or more of the voting power in the election of directors, then a stockholder of record, other than the acquiring person, who did not vote in favor of granting voting rights, is entitled to demand fair value for such stockholder’s shares.

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In addition to the control share laws, Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approved the combination or transaction before the person first became an interested stockholder. For purposes of Nevada law, an “interested stockholder” is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. A “combination”, as defined in NRS 78.416, includes, among other things, any merger or consolidation of the corporation or any of the corporation’s subsidiaries with either (a) the interested stockholder or (b) any entity, whether or not itself an interested stockholder of the corporation, which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder. The definition of “combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s “business combinations” laws is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

●	permit our Board to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as our Board may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the whole Board;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or (iii) a resolution adopted by a majority of the whole Board;

●	provide that stockholders may alter, amend or repeal any section of our bylaws by an affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the outstanding voting power, voting together as a single class; and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

Special meeting of stockholders

Our bylaws further provide that special meetings of our stockholders may be called by the Chairman of the Board, upon written request of the Board or the holders of a majority of the voting power of Arrive AI Inc.

Removal of directors

Our bylaws provide that a member of our Board may be removed from service as a director, with or without cause, only by the affirmative vote of the holders of a majority of the shares of voting stock then outstanding and entitled to vote in an election of directors.

Limitation of Liability and Indemnification of Directors and Officers

Our bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Nevada law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

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We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification, except as disclosed below. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We are currently engaged in legal proceedings which may require us to indemnify certain officers and directors if the outcome of either proceeding is adverse to our interests. Please see the section titled “Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference into this prospectus.

Listing

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ARAI”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The transfer agent and registrar’s address is 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125. The transfer agent and registrar can be contacted by phone at: (612) 482-5100 or (888) 290-1175.

DESCRIPTION OF WARRANTS

As of October 5, 2026, we had outstanding warrants to purchase an aggregate of 82,237 shares of our Common Stock, with a weighted average exercise price of $3.04 per share.(1)

(1)	This amount does not include the Common Warrant issued in the Private Placement to purchase 384,615 shares of Common Stock at an exercise price of $0.70 per share (or up to 1,280,767 Warrant Shares upon exercise in full on a cashless basis).

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive gross proceeds of approximately $269,231 if the Common Warrant is exercised in full for cash. We will not receive any proceeds if the Common Warrant is exercised on a cashless basis. We cannot predict when or if the Common Warrant will be exercised for cash, and it is possible that the Common Warrant may expire and may never be exercised. We expect to use these proceeds, if any, for general working capital purposes.

PRIVATE PLACEMENT OF SHARES OF COMMON STOCK AND COMMON WARRANT

On October 5, 2026, the Company entered into the Purchase Agreement with the Selling Stockholder, an accredited investor, pursuant to which the Company agreed to issue and sell to the Selling Stockholder, in a private placement in public equity transaction, (i) 384,615 Shares and (ii) the Common Warrant to purchase 384,615 shares of Common Stock, for an aggregate purchase price of $250,000, or $0.65 per Share and accompanying Common Warrant. The Private Placement closed on October 5, 2026 (the “Closing Date”).

We received gross proceeds of $250,000 from the Private Placement, before deducting the $5,000 reimbursement of the Selling Stockholder’s legal expenses and other offering expenses payable by us. No brokerage, finder’s fee or placement agent commission was payable in connection with the Private Placement. We intend to use the net proceeds from the Private Placement for general working capital purposes.

The Common Warrant is immediately exercisable at an exercise price of $0.70 per share and expires on October 5, 2031. The Common Warrant may also be exercised, in whole or in part, on a cashless basis at any time during its term, in which case the holder is entitled to receive a number of Warrant Shares equal to the number otherwise issuable upon exercise multiplied by 3.33, without payment of the exercise price. Accordingly, the maximum number of Warrant Shares issuable upon exercise of the Common Warrant is 1,280,767 shares. The Common Warrant generally may not be exercised to the extent the holder and its affiliates would beneficially own more than 4.99% of our outstanding Common Stock immediately after exercise. The holder may increase or decrease this limitation, provided that it may not exceed 9.99%, and any increase will not become effective until the 61st day after notice is delivered to us. The Warrant Shares are being registered in this prospectus.

Under the Purchase Agreement, the Company is required to file with the SEC, within 20 days after the Closing Date, a registration statement on Form S-3 (or such other form as may then be available to the Company) covering the resale by the Selling Stockholder of the Shares and the maximum number of Warrant Shares issuable upon exercise of the Common Warrant.

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SELLING STOCKHOLDER

The Shares and the Common Warrant were issued to the Selling Stockholder in the Private Placement pursuant to the Purchase Agreement dated October 5, 2026. Pursuant to the Purchase Agreement, we agreed to register for resale the Shares and the maximum number of Warrant Shares issuable upon exercise of the Common Warrant. We are registering the Shares and the Warrant Shares in order to permit the Selling Stockholder to offer such shares for resale from time to time.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder.

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholder or known to us, the name of the Selling Stockholder and the number of shares of our Common Stock beneficially owned by the Selling Stockholder before and after this offering. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock and the Common Warrant, as of October 26, 2026, without regard to any limitations on exercise. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of shares of Common Stock Owned After the Offering
Growth Capital Partners, LLC (3)	1,665,382	1,665,382	—

(1)	Consists of 384,615 Shares and up to 1,280,767 Warrant Shares issuable upon exercise of the Common Warrant on a cashless basis. The Common Warrant is subject to a beneficial ownership limitation of 4.99% (which may be increased to up to 9.99% upon 61 days’ notice to us), which limitation has been disregarded for purposes of this table.
(2)	Assumes that the Selling Stockholder will sell all of the 1,665,382 shares of Common Stock offered pursuant to this prospectus.
(3)	The address of Growth Capital Partners, LLC is 2005 EAST 2700 SOUTH STE 200, Salt Lake City, UT, 84109.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The financial statements of Arrive AI Inc. as of and for the year ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in this Registration Statement, have been audited by Stephano Slack LLC, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about Arrive AI Inc.’s ability to continue as a going concern, incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The financial statements of Arrive AI Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus and elsewhere in this Registration Statement, have been audited by Assurance Dimensions LLC, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about Arrive AI Inc.’s ability to continue as a going concern, incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

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Resignation of Stephano Slack LLC

On October 13, 2026, Stephano Slack resigned as the independent registered public accounting firm of the Company, effective October 13, 2026. The separation was amicable, and the Company and Stephano Slack intend to cooperate in facilitating an orderly transition to the Company’s successor independent registered public accounting firm. The Audit Committee of the Board approved the change in the Company’s independent registered public accounting firm. Stephano Slack’s report on the Company’s financial statements as of and for the fiscal year ended December 31, 2025 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. During the fiscal year ended December 31, 2025 and the subsequent interim period through October 13, 2026, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Stephano Slack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Stephano Slack’s satisfaction, would have caused Stephano Slack to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, relating to the accounting for embedded derivatives in hybrid financial instruments and the accretion of discounts on host debt instruments, which material weakness had not been remediated as of June 30, 2026, and which resulted in the Company filing amended Quarterly Reports on Form 10-Q/A for the quarters ended June 30, 2025 and September 30, 2025 to restate the financial statements included therein.

The Company provided Stephano Slack with a copy of the foregoing disclosures and requested that Stephano Slack furnish a letter addressed to the SEC stating whether it agrees with the statements made therein. A copy of Stephano Slack’s letter, dated October 16, 2026, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2026.

Engagement of M&K CPAS, PLLC

Effective October 13, 2026, the Company engaged M&K CPAS, PLLC (“M&K”) as the Company’s new independent registered public accounting firm to review the Company’s interim financial statements for the quarter ending September 30, 2026 and to audit the Company’s financial statements for the fiscal year ending December 31, 2026. The engagement of M&K was approved by the Audit Committee of the Board.

During the fiscal years ended December 31, 2025 and December 31, 2024 and the subsequent interim period through October 13, 2026, neither the Company nor anyone on its behalf consulted with M&K regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC’s website listed above.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	Our Quarterly Report on Form 10-Q for three months ended June 30, 2025, filed with the SEC on August 14, 2025, as amended on April 15, 2026, our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 14, 2025, as amended, on April 15, 2026, our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 15, 2026, and our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed with the SEC on August 13, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 30, 2026, April 3, 2026, April 14, 2026, April 28, 2026, May 18, 2026, June 12, 2026, July 31, 2026, August 12, 2026, August 19, 2026, September 8, 2026, September 29, 2026, October 9, 2026, October 13, 2026, and October 16, 2026 (other than any portions thereof furnished and not filed, including information furnished under Item 2.02 or Item 7.01 and related exhibits); and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on May 12, 2025, as amended on May 13, 2025.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after (i) the date of the initial Registration Statement and prior to effectiveness of the Registration Statement and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Arrive AI Inc., 9100 Fall View Drive Fishers, Indiana 46037, (463) 270-0092.

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1,665,382 shares of Common Stock, including 1,280,767 shares of Common Stock underlying a Common Stock Purchase Warrant

ARRIVE AI INC.

PROSPECTUS

October 27, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the anticipated costs and expenses payable by us (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission Registration Fee		$18.11
Legal Fees and Expenses*	$	*
Accounting Fees and Expenses*	$	*
Printing and Engraving Expenses*	$	*
Miscellaneous (including any applicable listing fees, trustee and transfer agent fees and expenses) *	$	*
TOTAL		$18.11

*These fees are not presently known and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) 78.7502(1) provides that a corporation may indemnify, pursuant to the provisions of that statute, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) further provides that a corporation may indemnify, pursuant to the provisions of that statute, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable pursuant to NRS 78.138; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification pursuant to NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The articles of incorporation, as amended, and the second amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 16.	Exhibits

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fishers, State of Indiana, on October 27, 2026.

ARRIVE AI INC.

By:	/s/ Daniel S. O’Toole
Name:	Daniel S. O’Toole
Title:	Chief Executive Officer

By:	/s/ Piyush Phadke
Name:	Piyush Phadke
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Ritchison, his true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel S. O’Toole	Chief Executive Officer and Chairman of the Board of Directors	October 27, 2026
Daniel S. O’Toole	(Principal Executive Officer)

/s/ Piyush Phadke	Chief Financial Officer	October 27, 2026
Piyush Phadke	(Principal Financial and Accounting Officer)

/s/ Neerav Shah	Chief Strategy Officer and Director	October 27, 2026
Neerav Shah

/s/ John Ritchison	General Counsel and Director	October 27, 2026
John Ritchison

/s/ John E. Gallina	Director	October 27, 2026
John E. Gallina

/s/ Kevin McAdams	Director	October 27, 2026
Kevin McAdams

/s/ Michael Fitz	Director	October 27, 2026
Michael Fitz

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EXHIBIT INDEX

Exhibit	Description

4.1	Form of Common Stock Purchase Warrant, dated October 5, 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2026)
10.1	Form of Securities Purchase Agreement, dated October 5, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2026)

5.1	Opinion of Lucosky Brookman LLP as to legality of securities being registered

23.1	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1)

23.2	Consent of Stephano Slack LLC, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

107	Filing Fee Table

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